SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Capitol Street, Suite 3000, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 4, 2024 (the “Closing Date”), Stag Merger Sub Inc. (“Merger Sub”), a Delaware corporation and wholly owned indirect subsidiary of Waste Management, Inc. (the “Company”), a Delaware corporation, merged with and into Stericycle, Inc. (“Stericycle”), a Delaware corporation, with Stericycle continuing as the surviving corporation (the “Merger”) pursuant to the previously announced Agreement and Plan of Merger, dated as of June 3, 2024 (the “Merger Agreement”), by and among the Company, Merger Sub and Stericycle. As a result of the Merger, Stericycle became a wholly owned indirect subsidiary of the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information included in the Introductory Note is incorporated herein by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), each share of Stericycle common stock, par value $0.01 per share (“Stericycle Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Stericycle Common Stock (i) owned by the Company, Merger Sub or Stericycle or any of their respective subsidiaries (including shares held in treasury stock) or (ii) for which appraisal rights were properly demanded in accordance with Section 262 of the General Corporation Law of the State of Delaware) was converted into the right to receive $62.00 per share in cash, without interest and less applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, each fully vested and outstanding option to purchase shares of Stericycle Common Stock with a per share exercise price less than the Merger Consideration that was outstanding at the Effective Time was cancelled and converted into the right to receive (without interest) a cash amount equal to the product of (i) the total number of shares of Stericycle Common Stock underlying the option multiplied by (ii) the excess of the Merger Consideration over the per share exercise price of such option. Each option to purchase shares of Stericycle Common Stock with a per share exercise price that was equal to or greater than the Merger Consideration was cancelled for no consideration.

At the Effective Time, each outstanding award of Stericycle restricted stock units (including deferred stock units and awards based on performance conditions) (“Stericycle RSUs”) held by an employee of Stericycle and its subsidiaries immediately prior to the Effective Time who, as of the Effective Time, continued their employment with the Company or any of its subsidiaries or affiliates (each, a “Continuing Employee”) was assumed by the Company and converted into a restricted stock unit award (each, an “Assumed RSU”) with respect to Company common stock, par value $0.01 per share (“Company Common Stock”). Each Assumed RSU (i) relates to a number of whole shares of Company Common Stock (rounded to the nearest whole share) equal to (x) the total number of shares of Stericycle Common Stock underlying such Stericycle RSU, multiplied by (y) 0.289171, which represents the Merger Consideration divided by the average of the closing sale prices of a share of Company Common Stock as reported on the New York Stock Exchange for each of the five (5) consecutive trading days ending with the complete trading day immediately before (and excluding) the Closing Date, (ii) to the extent that the corresponding Stericycle RSU was subject to performance-based vesting conditions for performance periods that had not ended prior to the Effective Time, will be deemed to be earned based on target performance levels immediately prior to the Effective Time, and (iii) is subject to substantially the same terms and conditions as were applicable to the corresponding Stericycle RSU. At the Effective Time, each Stericycle RSU held by an employee or other service provider of Stericycle and its subsidiaries who terminated employment or service with Stericycle or its subsidiaries prior to or in connection with the consummation of the Merger was cancelled and converted into the right to receive (without interest) a cash amount equal to the product of (i) the total number of shares of Stericycle Common Stock underlying such Stericycle RSU (with performance-based awards being converted at target performance levels) multiplied by (ii) the Merger Consideration.

The aggregate consideration used by the Company to consummate the Merger (including the funds required to pay for all of the shares of Stericycle Common Stock (including those underlying the Stericycle RSUs) in connection with the Merger) was approximately $7.2 billion (net of cash acquired), including the assumption of $0.5 billion of debt and the repayment of approximately $0.8 billion of net debt, which was funded through borrowings under the Company’s delayed draw term credit agreement, borrowings under the Company’s commercial paper program and cash on hand.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2024 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Press Release

On the Closing Date, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before, on or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

Exchange Offer and Consent Solicitation

On September 10, 2024, the Company announced that, in connection with the Merger, it had commenced a private exchange offer (the “Exchange Offer”) and related consent solicitation on behalf of Stericycle (the “Consent Solicitation”) with respect to the outstanding 3.875% Senior Notes due 2029 issued by Stericycle (the “SRCL Notes”).

The Exchange Offer and Consent Solicitation are being made solely pursuant to the conditions set forth in the exchange offer memorandum and consent solicitation statement dated September 10, 2024, as amended by the Company’s press releases dated October 8, 2024 and October 31, 2024, in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended. Settlement of the Exchange Offer and Consent Solicitation are conditioned upon, among other things, the consummation of the Merger, which condition, as reported herein, has now been satisfied.

As announced in the Company’s press release dated October 31, 2024, the current expiration date for the Exchange Offer and Consent Solicitation is 5:00 p.m., New York City time, on November 5, 2024. The Company expects to settle the Exchange Offer on or about November 8, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated June 3, 2024 (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the SEC on June 3, 2024) (pursuant to Item 601(b)(2) of Regulation S-K, exhibits and schedules to the Agreement and Plan of Merger have been omitted and will be supplementally provided to the SEC upon request).

99.1	Press Release dated November 4, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: November 4, 2024	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President and Chief Legal Officer